Exhibit 99.1

Investor/Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Company Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Prices $250 Million of 7.500% Senior Unsecured Notes
RADNOR, PA, September 21, 2009 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P., has priced the underwritten public offering of $250 million of 7.500% senior unsecured guaranteed notes due May 15, 2015. Interest on the notes will be payable semi-annually on May 15 and November 15, commencing May 15, 2010. The notes are being offered to investors at a price of 99.412% with a yield to maturity of 7.625%, representing a spread at the time of pricing of 5.162% to the yield on the August 2014 Treasury note. The net proceeds of the offering, after deducting underwriting discounts and offering expenses, are expected to be approximately $247 million and will be used to repay existing indebtedness under the Company’s unsecured revolving credit facility and for general corporate purposes. The sale of the notes is expected to close on September 25, 2009.
The joint book-running managers for the offering are BofA Merrill Lynch, J.P. Morgan, Wells Fargo Securities and RBS Securities. The senior co-managers are BNY Mellon Capital Markets, LLC, Citi, Deutsche Bank Securities, Morgan Keegan & Company, Inc., PNC Capital Markets LLC, TD Securities and U.S. Bancorp Investments, Inc., and the co-managers are Commerzbank Corporates & Markets, Comerica Securities, Inc., RBC Capital Markets and SunTrust Robinson Humphrey.
Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Banc of America Securities LLC, Attention: Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, New York 10001, 1-800-294-1322; J.P. Morgan Securities Inc, 270 Park Avenue New York, NY 10017, Attn: High Grade Syndicate Desk — 8th floor (212) 834-4533; and Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attn: Syndicate Operations, 1-800-326-5897.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating 37.8 million square feet, including 26.1 million square feet which it owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2008. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622